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Exhibit 10.14

Odyssey Semiconductor, Inc.
Form of Independent Contractor Agreement

This Odyssey Semiconductor, Inc. Independent Contractor Agreement (this "Agreement") is made and entered into this 16th day of May, 2019 to be effective on the same date (the "Effective Date") by and between Odyssey Semiconductor, Inc. ("Company"), and Alex Behfar ("Contractor"). The Company and Contractor are referred to herein individually as a "Party" and collectively as the "Parties." The Parties hereby agree as follows:

1. Term and Termination.

1.1 Term. The term of this Agreement shall begin on the Effective Date and shall continue for a period of one (1) year, unless earlier terminated in accordance with this Agreement, and shall thereafter be automatically renewed for a like period until terminated by either party upon thirty (30) days written notice to the other Party. The Agreement shall automatically renew for additional terms of one (1) year unless earlier terminated in accordance with this Agreement.

1.2 Termination. Company shall have the right to terminate the Agreement upon the occurrence of any of the following events:

a) Death of Contractor;

b) Permanent illness, disability or incapacity of Contractor, which for purposes hereof shall mean the end of a period of ten (10) consecutive days during which Contractor shall be physically or mentally incapable of rendering the Services, as defined in Section 3 of this Agreement; or

c) A breach of the Terms of this Agreement by Contractor.

2. Obligations upon Termination. Upon termination of this Agreement: (i) neither Contractor nor Company shall have any further obligations under this Agreement, except for the obligation to pay Contractor for any unpaid services rendered and any approved and unpaid expenses incurred prior to the termination, as well as any obligations under Sections 5, 6 and 7 of this Agreement and (ii) Contractor shall immediately return all Company equipment, and Proprietary Information, Inventions and Work Product as defined in Section 5 of this Agreement.

3. Contracting Services and Relationship.

3.1 Services. During the term of this Agreement, Contractor shall provide to Company the services set forth on the Scope of Work, which is attached hereto as Exhibit A and incorporated herein by reference (the "Services"). It is expected that Contractor shall be available to provide the Services to Company at such times as may be reasonably requested by Company and mutually agreed to by Contractor. Contractor shall use Contractor's reasonable commercial efforts to perform the Services.

3.2 Relationship. It is expressly understood and agreed that, in the performance of the Services under this Agreement, Contractor is at all times acting as an independent contractor with respect to Company, and not as an employee or agent of Company. Further, it is expressly understood and agreed by the Parties that nothing

contained in this Agreement shall be construed to create a joint venture, partnership, association, or other affiliation or like relationship between the Parties, it being specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship as set forth in this Agreement. Contractor shall not have any claim under this Agreement or otherwise against Company for vacation pay, paid sick leave, retirement benefits, social security, workers compensation, health, disability, unemployment insurance benefits or other employee benefits of any kind. It is understood and agreed that (i) Contractor will not be treated as Company's employee for federal tax purposes; (ii) Company will not withhold on behalf of Contractor any sums for income tax, unemployment insurance, social security, or any other benefits afforded to Company's employees; (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Contractor; and (iv) Contractor shall indemnify and hold Company harmless from any and all loss or liability arising from its failure to make such payments, withholdings, and benefits, if any. Contractor agrees and acknowledges that Contractor is not authorized to enter into any contract or assume any obligation on behalf of Company without the prior written consent of Company. All of the acknowledgements and restrictions set forth in this Section 3.2 shall equally apply to anyone Contractor has engaged to perform any portion of the Services.

4. Compensation. In consideration for Contractor's full and timely performance of the Services, Company shall compensate Contractor pursuant to the terms set forth in Exhibit A.

5. Confidentiality.

5.1 Proprietary Information. Contractor agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, technology, GaN-based LED modifications by ion implantation and subsequent annealing, GaN vertical FET designs and fabrication techniques, activation of impurities in GaN and related materials using short duration annealing methods, designs, drawings, engineering, hardware configuration information, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, software, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of Company, provided, however Proprietary Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of Contractor or of others, or known by Contractor. Contractor agrees at all times, in the performance of Services under this Agreement, and for so long thereafter as any Proprietary Information may remain confidential, secret or otherwise wholly or partly protectable, to hold in strictest confidence, and not to use, except for the benefit of Company or as required by law, or to disclose to any person, firm or corporation without the written authorization of the President and CEO or the Board of Directors of Company, any Proprietary Information. Contractor understands that Contractor's unauthorized use or disclosure of Proprietary Information during Contractor's performance of Services under this Agreement will lead to disciplinary action, up to and including termination of this Agreement and legal action by Company. Contractor also understands that Contractor's unauthorized use or disclosure of Proprietary Information after the termination of this Agreement may lead to legal action by Company.

5.2 Disclosure of Inventions. Contractor will promptly disclose to Company (or any persons designated by it) all discoveries, developments, designs, improvements, inventions, blueprints, formulae, processes, techniques, computer programs, strategies, know-how and data, whether or not patentable or

registerable under copyright or similar statutes, made or conceived or reduced to practice or learned by Contractor, either alone or jointly with others, during Contractor's performance of Services under this Agreement that are related to the business of Company or that result from tasks assigned to Contractor by Company or that result from the use of premises or property (including computer systems and engineering facilities) owned, leased or contracted for by Company (all such discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, strategies, blueprints, know-how and data are hereinafter referred to as "Inventions"). Contractor will also promptly disclose to Company, and Company hereby agrees to receive all such disclosures in confidence, all other discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, computer programs, strategies, blueprints, know-how and data, whether or not patentable or registerable under copyright or similar statutes, made or conceived or reduced to practice or learned by Contractor, either alone or jointly with others, during Contractor's performance of Services under this Agreement for the purpose of determining whether they constitute "Inventions", as defined above.

5.3 Ownership of Inventions. All Inventions shall be the sole property of Company and its assigns, and Company and its assigns shall be the sole owner of all patents, copyrights, trademarks and other rights in connection therewith. Contractor hereby assigns to Company any rights Contractor may have or acquire in such Inventions. Contractor shall assist Company in every proper way as to all such Inventions (but at Company's expense) to obtain and, from time to time, enforce patents, copyrights, trademarks and other rights and protections relating to said Inventions in any and all countries, and to that end, Contractor will execute all documents for use in applying for and obtaining such patents, copyrights, trademarks and other rights and protections on and enforcing such Inventions, as Company may desire, together with any assignments thereof to Company or persons designated by it.

5.4 Work Product. Anything Contractor produces, solely or jointly with others, during Contractor's performance of Services under this Agreement ("Work Product") shall constitute a "work made for hire" pursuant to 17 U.S.C § 101, and shall be the sole and exclusive property of Company. By way of illustration, but not limitation, Work Product may include all documents, photographs, artwork, literature, engineering drawings, data compilations, reports and other media or materials produced by or as the result of Contractor's work or delivered by Contractor in the course of performing that work. To the extent Contractor's Work Product is determined not to be a work for hire, Contractor hereby assigns to Company all right, title, and interest in and to such work, including the copyright and all other intellectual property rights associated therewith, including all possible copyright, patent, and trademark registrations or renewals. To the extent that the vesting of rights to any Work Product in Company requires Contractor's written assignment or other written documents to be signed by Contractor, Contractor agrees, at no additional cost to Contractor, but at Company's expense, to execute any such assignments and any such other written documents as may be required to cause the vesting of such rights in Company. In the event the Company is unable, after reasonable effort, to secure Contractor's signature on any document or documents needed to apply for or prosecute any patent, copyright or other right or protection relating to Work Product, for any reason whatsoever, Contractor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Contractor's agent and attorney-in-fact, to act for and on Contractor's behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or similar protections thereon with the same legal force and effect as if executed by Contractor and Contractor hereby ratifies, affirms and approves all such lawfully permitted acts accordingly. To the extent, and for whatever reason, Contractor is deemed to own less than the exclusive right, title and interest to Work Product, Contractor hereby grants Company all the rights it

possesses in the Work Product including, but not limited to, an exclusive, worldwide, perpetual, and royalty-free license to use, market and sublicense such work as Company deems appropriate in its sole discretion.

5.5 Equitable Remedies. Contractor acknowledges that the restrictions contained in this Section 5 are reasonable and necessary to protect the legitimate interests of Company, and that any violation of any provisions of this Section 5 will result in irreparable injury to Company for which there is no adequate remedy at law and that Company shall have the right to enjoin Contractor from acts in violation of this Section 5, including by temporary restraining order, preliminary and permanent injunction. The right of equitable remedies shall be in addition to and not in lieu of all of the rights and remedies Company shall have at law or in equity, including, without limitation, the right to recover damages.

6. Documentation. In the event of Contractor's termination pursuant to this Agreement, Contractor will deliver to Company all documents, notes, drawings, blueprints, formulae, specifications, computer programs, data and all other materials of any nature pertaining to any Proprietary Information or to Contractor's work with Company, and will not take any of the foregoing or any reproduction of any of the foregoing that is embodied in a tangible medium of expression.

7. General Provisions.

7.1 Assignment. This Agreement and the rights and obligations of the Parties hereto shall bind and inure to the benefit of any successors or assignees of Company, whether by reorganization, merger, consolidation, sale of assets or otherwise, but neither this Agreement nor any of Contractor's rights, benefits or obligations hereunder may be assigned by Contractor, except to an entity owned or controlled by Contractor.

7.2 Other Agreements. Contractor represents and warrants that Contractor's execution and delivery of this Agreement and the performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information acquired by Contractor in confidence or trust. Contractor has not entered into and shall not enter into any agreement, either written or oral, in conflict herewith.

7.3 Notices. Any notice which a party is required or may desire to give pursuant to this Agreement shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to Contractor at Contractor's address of record with Company and addressed to Company at its principal office, or at such other place as either party may, from time to time, designate in writing. The date of personal delivery or the date of mailing any such notice shall be deemed to be the date of delivery thereof.

7.4 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of New York without regard to its conflict of laws provisions. Any legal action, suit or proceeding brought by either party arising out of this Agreement shall be brought in a state or federal court in the County of Tompkins, New York, which shall be the sole and exclusive venue for any such action, suit or proceeding.

7.6 Complete Agreement; Amendments: Prior Agreements. The foregoing, along with the Odyssey Semiconductor, Inc. 2019 Stock Plan to be approved by Company's Board of Directors on July, 2019 (the "Stock Plan"), is the entire agreement of the Parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by the Parties hereto. This Agreement, along with the Stock Plan, supersedes any and all prior agreements between the Parties hereto with respect to the matters covered hereby.

7.7 Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect and shall in no way be affected, impaired or invalidated as a result of such decision.

7.8 Waivers. Any failure by Company to enforce any provision of this Agreement shall not constitute a waiver of the provisions, nor shall a waiver once granted be construed to waive a subsequent breach of the same or other provision.

[signatures appear on the following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY
Odyssey Semiconductor, Inc.

CONTRACTOR

____
Rick J. Brown, Founder & Managing Partner

____
Alex Behfar, Ulexus Consulting LLC

Exhibit A
Scope of Work

1. Duties and Responsibilities of Contractor. Contractor shall be reasonably available to perform such services as are reasonably requested by Company with regards to Company's business. In addition, Contractor shall provide the following Services:

1.1. Serve as a Member of the Board of Directors;
1.2. Corporate Development and Business Strategy; and
1.3 Intellectual Property Strategies.

2. Compensation. In consideration for Contractor's full and timely performance of the Services, upon the Effective Date Company granted to Contractor options to acquire fifty thousand (50,000) shares of Company's common stock pursuant to the Odyssey Semiconductor, Inc. 2019 Term Sheet to be approved by Company's Board of Directors.